Exhibit 10.1

AGREEMENT

between

SATELLITE SECURITY CORPORATION

(the “Seller”)

and

ALLEN ABRAHAM HARINGTON

or his appointed Nominee

(the “Purchaser”)

1	DEFINITIONS

In this agreement, unless the context otherwise requires, the following words and expressions shall have the meanings assigned to them hereunder:

1.1	“Agreement”	shall mean this Agreement as it may be amended by the parties from time to time

1.2	“Company”	shall mean Orbtech Holdings Limited, (Registration number

1.3	“Closing Date”	shall mean 120 (One Hundred and Twenty) days from the signing of this Agreement, or such earlier date as may be mutually agreed by the Seller and the Purchaser;

1.4	“Shares”	shall mean 65 041 831 (Sixty Five Million and Forty One Thousand Eight Hundred and Thirty One) shares of no par value in the capital of the Company held by the Seller;

INTERPRETATION

1.5	words importing natural persons shall include a reference to bodies corporate and other legal personae and vice versa;

1.6	words importing the masculine shall include a reference to the feminine and other genders;

1.7	words importing the singular shall include a reference to the plural and vice versa;
1.8	annexes to this agreement shall be deemed to have been incorporated herein and shall form an integral part hereof;

1.9	a reference to a party in a document includes that party’s successors and permitted assigns;

1.10	any reference to an enactment is to that enactment as at the date of signature hereof and as amended or re-enacted from time to time;

1.11	where the day on or by which anything is to be done is not a business day, it shall be done on or by the first business day thereafter;

1.12	when any number of days is prescribed in this agreement, same shall be reckoned exclusively of the first and inclusively of the last day, unless the last day falls on a Saturday, Sunday or Public Holiday, in which case, the last day shall be the next succeeding day which is not a Saturday, Sunday or Public Holiday;

1.13	a reference to a document includes an amendment or supplement to, or replacement or novation of that document;

1.14	the captions appearing in this agreement are for reference purposes only and shall not affect the interpretation hereof;
1.15	if any provision is a definition (or under this heading “Interpretation” and/or any other heading in this agreement) and is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition (or such other clause) effect shall be given to it as if it were a substantive provision in the body of the agreement;

1.16	where figures are referred to in numerals and words, if there is any conflict between the two, the words shall prevail.

2.	SALE

2.1	The Seller hereby agrees to sell to the Purchaser, and the Purchaser hereby agree to purchase from the Seller, the Shares on the terms and conditions set out in this Agreement, such transfer to be effective on the Closing Date.
2.2	The purchase consideration for the sale of the Shares is the sum of R 10 000 000.00 (Ten Million Rand), which shall be paid in immediately available funds by means of an electronic transfer on the Closing Date.

3	DELIVERY

The Seller shall on the Closing Date deliver to the Purchaser the following documents:

3.1	the share certificates in respect of the Shares accompanied by share transfer forms currently dated and executed in blank by the registered holder thereof, so as to enable such shares to be registered in the name of the Purchaser or its nominee/s;

3.2	a resolution duly passed by the board of directors of the Company approving the transaction set out in this Agreement; and

3.3	the written resignations of the Seller and its affiliates from any position as a director, officer or employee of the Purchaser, if required by the Purchaser.

4	WARRANTIES

The Seller warrants to the Purchaser that:

4.1	the Shares, on the Closing Date, will be sold to the Purchaser free of any and all encumbrances; and

4.2	the Seller is able to deliver to the Purchaser good title in and to the Shares.

5	ANNOUNCEMENTS

Neither party shall make any public announcement relating to the transaction recorded herein or its terms unless the manner of making such announcement, the time when it is made and the terms of the announcement, have been agreed with the other party hereto in advance; provided, however, that the Seller shall be entitled to make any disclosures required by it in order to comply with its disclosure obligations under the Securities Exchange Act of 1934, as amended, including without limitation the filing a Current Report on Form 8-K promptly following the execution of this Agreement with respect to the entry into a Material Definitive Agreement.

6	DISPUTE RESOLUTION

6.1	If any dispute shall arise in respect of any provision contained in this Agreement, then such dispute shall:

6.1.1	if it shall be of a legal nature, be referred to a senior attorney, having not less than ten (10) years experience in commercial law; and

6.1.2	if it shall be of an accounting nature, be referred to a senior charted accountant, having not less than ten (10) years experience.

who shall act as an expert and who, in determining such dispute shall, if he deems it necessary, be entitled to receive oral or written representations from the parties and whose decision shall be final and binding upon the parties and, in the absence of manifest error, not be subject to review.

6.2	The parties shall jointly nominate the expert provided that if the parties shall be unable to agree either on the category in which the dispute falls or on the identity of the expert, within seven (7) days of the nomination being called for in writing, then the expert shall be nominated by the President for the time being of the Law Society of the Northern Province or its successor in title or the Executive Director of the South African Institute of Chartered Accountants or its successor in title, as the case may be.

6.3	It is the intention of the parties that any dispute referred to an expert in terms of this clause 7 shall be resolved within twenty one (21) days of the date of the expert being nominated. Accordingly, if the expert shall be unable to resolve the dispute within such period, then the party raising the dispute shall be entitled to terminate the mandate of the expert and institute proceedings in respect of the dispute in any competent Court having jurisdiction.

6.4	The provisions of this clause 7 shall not preclude either party from approaching any Court of competent authority for an interdict or other injunctive relief or an urgent nature.

7	BREACH

7.1	Subject to clause 7.2 below, should any party breach any of its obligations in terms hereof and persist in such breach for a period of seven (7) days after written notice will have been given to it by the other party, the aggrieved party shall be entitled without prejudice to any rights which it may have in terms hereof or at law, to:

7.1.1	an order for specific performance; or

7.1.2	cancel this Agreement and claim damages as contained in clause 7.3 of this Agreement.

7.2	Notwithstanding anything to the contrary contained in clause 7.1 of this Agreement, the parties agree that no party shall be entitled to cancel this Agreement unless the breach complained of is a material breach going to the root of the contract and is incapable of being remedied by the payment of monetary compensation or otherwise or if so capable of being remedied, the defaulting party fails so to remedy the breach within thirty (30) days of receipt of written notice calling upon it so to do. If any dispute shall arise as to whether:

7.2.1	any breach is a material breach which goes to the root of the contract; or

7.2.2	the breach is incapable of being remedied by the payment of monetary compensation or otherwise; or

7.2.3	if it is capable of being remedied by the payment of monetary compensation or otherwise, whether the defaulting party has failed to do so timely,

then such dispute shall be determined, mutatis mutandis, in accordance with the provisions of clause 7 above.

7.3	Any amounts not paid when due hereunder shall be subject a penalty equal to 1% of the amount due for each month or prorated for a portion of a month in which the amount remains unpaid.

7.4	All costs, charges and expenses of whatsoever nature which may be incurred by any party in enforcing its rights in terms hereof including, without limitation, legal costs on the scale as between attorney and own client and collection commission, irrespective of whether any action has been instituted shall be recoverable from the party against which such rights are successfully enforced.

8	ADDRESSES AND NOTICES

8.1	For the purpose of this agreement, including the giving of notices in terms hereof and the serving of legal process, the parties choose domicilium citandi et executandi (“domicilium”) as follows:

8.1.1	the Seller at:	Satellite Security Corporation
c/o James A. Mercer III, Esq.
101 West Broadway, Suite 900
San Diego, California 92101
USA.
8.1.2	the Purchaser at:	Allen Harington
Suite 2, Midrand Business Park
563 Old Pretoria Road,
Midrand,
South Africa

8.2	A party may at any time change its domicilium by notice in writing, and consists of, or includes, a physical address at which process can be served.

8.3	Any notice given in connection with this agreement may be delivered by hand; or be sent by prepaid overnight courier to the domicilium chosen by the party concerned. Any notice or process delivered on any party in connection with any matter or subject arising out of this Agreement or any notice shall be deemed to have been delivered if handed to any responsible person at the domicilium chosen by any party and it shall not be necessary to hand such process or notice to any party personally.

8.4	A notice given as set out above shall be presumed to have been duly delivered on the date of delivery, whether by hand or by overnight courier.

9	ENTIRE AGREEMENT

This agreement constitutes the entire agreement between the parties with regard to the matters dealt with herein and no representations, terms, conditions or warranties express or implied not contained in this agreement shall be binding on the parties. It is recorded that there exists no collateral and/or other agreements and that this is the sole agreement entered into by and between the parties with respect to its subject matter.

10	VARIATION

No agreement varying, adding to, deleting from or cancelling this Agreement, and no waiver whether specifically, implicitly or by conduct of any right to enforce any term of this Agreement, shall be effective unless reduced to writing and signed by or on behalf of the parties.

11	INDULGENCES

No indulgence granted by a party shall constitute a waiver of any of that party’s rights under this Agreement; accordingly, that party shall not be precluded as a consequence of having granted such indulgence, from exercising any rights against the other which may have arisen in the past or which may arise in the future.

12	COSTS

Each party shall bear their own costs of and incidental to the preparation, negotiation and drawing of this Agreement.

THUS DONE AND SIGNED BY THE RESPECTIVE PARTIES AS FOLLOWS:

/s/ ZIRK ENGLEBRECHT
For:	(Satellite Security Corporation) Duly authorised

Place:	Redlands, California
Date:	February 9, 2006

/s/ A.A. HARINGTON
For:	(A. A. Harington) Duly authorised

Place:	Midrand — South Africa
Date:	23/02/2007